UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the ☐

Registrant

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ritchie Bros. Auctioneers Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Ritchie Bros. Auctioneers Incorporated

9500 Glenlyon Parkway

Burnaby, BC V5J 0C6

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, May 5, 2020

The following Notice of Change of Location relates to the proxy statement (the "Proxy Statement") of Ritchie Bros. Auctioneers Incorporated (the "Company"), dated March 23, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders (the "2020 Annual Meeting") to be held on Tuesday, May 5, 2020. This Supplement is being filed with the Securities and Exchange Commission and with the applicable Canadian securities commissions and is being made available to shareholders on or about April 17, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2020

To the Shareholders of RITCHIE BROS. AUCTIONEERS INCORPORATED:

Due to the emerging public health impact of the coronavirus situation (COVID-19) and out of an abundance of caution to support the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting has been changed. As previously announced, the 2020 Annual Meeting will be held on Tuesday, May 5, 2020 at 11:00 a.m., Pacific Daylight Time. In light of public health concerns, the 2020 Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the 2020 Annual Meeting in person.

As described in the proxy materials for the 2020 Annual Meeting previously distributed, you are entitled to participate in the 2020 Annual Meeting if you were a shareholder as of the close of business on March 12, 2020, the record date, or hold a legal proxy for the 2020 Annual Meeting. To be admitted to vote or ask questions at the 2020 Annual Meeting at http://www.virtualshareholdermeeting.com/rba2020 (the "2020 Annual Meeting Website"), you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the 2020 Annual Meeting by following the instructions available on the 2020 Annual Meeting Website during the 2020 Annual Meeting. Whether or not you plan to attend the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the 2020 Annual Meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the 2020 Annual Meeting. The Company is also making the virtual meeting available to the public to listen live. Anyone wishing to do so may go to the website listed above and enter as a guest.

By Order of the Board of Directors,

Darren Watt

Corporate Secretary

April 17, 2020

The 2020 Annual Meeting on May 5, 2020 at 11:00 a.m. Pacific Time is available at http:// www.virtualshareholdermeeting.com/rba2020. The proxy materials are available on the Internet at http:// www.proxyvote.com. Our proxy materials are also available on our Investor Relations website at https://investor.ritchiebros.com/ir-homepage/